Exhibit 16



                                   LETTERHEAD




Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C.  20549

Members of the Commission:

         We have read and agree with the comments in Item 4 of Form 8K of CN Bancorp, Inc., dated January 5, 2004.


/s/ ANDERSON ASSOCIATES, LLP



January 5, 2004
Baltimore, Maryland